Exhibit 99.1

Contacts:	Debbie O'Brien	Stephanie Wakefield
	Global Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com

INFORMATICA REPORTS RECORD QUARTERLY REVENUES OF $303.7 MILLION AND
RECORD ANNUAL REVENUES OF $1.05 BILLION
Achieves 53 Percent Subscription Revenue Growth and 10 Percent Total Revenue Growth in Fourth Quarter

•	Record quarterly software revenues of $150.2 million, up 12 percent year-over-year

•	Record quarterly GAAP earnings per diluted share of $0.40 compared to $0.36 the previous year and non-GAAP earnings per diluted share of $0.56 compared to $0.49 the previous year

•	Signed a record 41 deals greater than $1 million and 145 deals greater than $300,000

•	Generated record quarterly cash from operations of $90.1 million

•	Announced $500 million stock repurchase program
REDWOOD CITY, Calif., January 27, 2015 - Informatica Corporation (Nasdaq:INFA), the world's number one independent provider of enterprise data integration software and services, today announced financial results for the fourth quarter ended December 31, 2014.
“Our record quarterly software and total revenues in the fourth quarter reflect improved execution and growing customer adoption of our products,” said Sohaib Abbasi, chairman and chief executive officer, Informatica. “To attain higher long-term growth, we are making good progress in delivering innovative products and in scaling go-to-market resources to pursue four distinct billion dollar market opportunities: cloud integration, MDM, data integration for next generation analytics and data security.”
Financial Highlights for the Fourth Quarter and Year Ended December 31, 2014
Total revenues for the fourth quarter of 2014 were $303.7 million, an increase of 10 percent from $276.0 million in the fourth quarter of 2013. Software revenues were $150.2 million, an increase of 12 percent from $134.6 million in the fourth quarter of 2013. Within software revenues, license revenues were $129.2 million, up 7 percent year-over-year, and subscription revenues were $21.1 million, up 53 percent year-over-year. Total revenues were negatively impacted by currency fluctuations. Using currency exchange rates from the fourth quarter of 2013, total revenues growth would have been 12% and software revenue growth would have been 14% in the fourth quarter of 2014.
Income from operations for the fourth quarter of 2014, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $65.4 million, up 7 percent from $61.0 million in the fourth quarter of 2013.

GAAP net income for the fourth quarter of 2014 was $43.6 million, up 9 percent from $39.9 million in the fourth quarter of 2013, and GAAP net income per diluted share was $0.40, up 11 percent from $0.36 per diluted share in the fourth quarter of 2013.
Non-GAAP income from operations for the fourth quarter of 2014 was $85.1 million compared to $81.2 million in the fourth quarter of 2013. Non-GAAP net income for the fourth quarter of 2014 was $61.5 million, up 12 percent from $54.8 million in the fourth quarter of 2013 and non-GAAP net income per diluted share was $0.56, up 14 percent from $0.49 per diluted share in the fourth quarter of 2013. These non-GAAP results exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, building operating expenses related to the headquarters move, acquisition and other charges, acquisition integration-related tax expenses, equity investment loss and stock-based compensation. A reconciliation of GAAP results to non-GAAP results is included below.
For the year ended December 31, 2014, total revenues were $1.05 billion, up 11 percent from $948.2 million in 2013. Software revenues for the year ended December 31, 2014 were $457.4 million, up 11 percent from $413.7 million in 2013. Within software revenues, license revenues were $387.7 million, up 6 percent year-over-year, and subscription revenues were $69.7 million, up 49 percent year-over-year. GAAP income from operations for the year ended December 31, 2014 was $169.5 million, up 22 percent from $138.9 million in 2013. GAAP net income for the year ended December 31, 2014 was $114.1 million, up 32 percent from $86.4 million in 2013, and GAAP net income per diluted share was $1.03, up 32 percent from $0.78 per diluted share in 2013. Non-GAAP income from operations for the year ended December 31, 2014 was $249.0 million, up 7 percent from $233.0 million in 2013. Non-GAAP net income for the year ended December 31, 2014 was $176.9 million, up 10 percent from $160.7 million in 2013 and non-GAAP net income per diluted share was $1.59, up 10 percent from $1.44 per diluted share in 2013.
Additional Highlights Since October 2014:

•
Announced a $500 million stock repurchase program. Demonstrating Informatica’s continuing commitment to returning capital to stockholders, Informatica’s Board of Directors has approved an additional $337 million to augment its existing authorization under the company’s stock repurchase program. Informatica plans to repurchase an aggregate of $500 million of common stock, through a $300 million accelerated share repurchase (ASR) program to begin within the next week and subsequent open market purchases or privately negotiated transactions.

•
Launched Informatica Cloud Data Preparation. Informatica Rev, formerly known as Project Springbok, empowers business users to be self-sufficient in data integration and preparation for analytics. More than 4,000 users across more than 900 organizations have adopted Informatica Rev.

•
Broadened partnership with Tableau Software. The expanded partnership between Informatica and Tableau relationship will deliver greater value to business users for self-service data visualization and analytics.

•
Announced Informatica Big Data Edition integration with Cloudera Navigator. Informatica extends Cloudera Navigator beyond Hadoop with data lineage and audit capabilities for upstream data sources and downstream analytic and operational applications.

•
Announced Informatica Cloud for Salesforce Analytics Cloud, Wave. Informatica Cloud enables business analysts and IT developers to productively integrate enterprise data, from both Cloud and on-premise sources, for analytics using Salesforce Wave Cloud.

•
Joined ranks with T-Systems to provide a comprehensive Cloud-based integration and data management service. The service enables customers to integrate data from virtually all sources, including those in public or private clouds and those in on-premise systems.

•	Positioned as leader in Gartner’s 2014 Magic Quadrant for Data Masking with the right-most placement on “Completeness of Vision” dimension.

•	Positioned as leader in Gartner’s 2014 Magic Quadrant for Data Quality Tools report with distinguished placement on both “Ability to Execute” and “Completeness of Vision” dimensions.

•
Positioned as leader in Gartner’s 2014 Magic Quadrant for Master Data Management of Customer Data Solutions report. Informatica’s placement moved up and to the right on both “Ability to Execute” and “Completeness of Vision” dimensions.

•
Achieved top marks in customer loyalty for data integration for the ninth consecutive year. According to the 2014 Data Integration Customer Satisfaction Survey conducted by independent research firm TNS, Informatica led the competitive field in key areas such as overall value received relative to price paid, support programs meeting customer needs, and ability to provide global support.

Conference Call and Webcast
Informatica will discuss its fourth quarter and full year 2014 results on a conference call today beginning at 2:00 p.m. PT. The live conference call can be accessed at http://www.informatica.com/investor or by dialing 888-339-2688, passcode 82435474. A replay of the call will also be available by dialing (888) 286-8010, passcode 82997566.
About Informatica
Informatica Corporation (Nasdaq:INFA) is the world's number one independent provider of enterprise data integration software and services. Organizations around the world rely on Informatica to realize their information potential and drive top business imperatives. Informatica Vibe, the industry’s first and only embeddable virtual data machine (VDM), powers the unique “Map Once. Deploy Anywhere.” capabilities of the Informatica Platform. Worldwide, over 5,500 enterprises depend on Informatica to fully leverage their information assets from devices to mobile to social to big data residing on-premise, in the Cloud and across social networks. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of income from operations, net income and net income per share. These measures are adjusted from income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making and as a means to evaluate period to period comparisons. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica's performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica's industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies' operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods. There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly stock compensation, and we believe that stock compensation will continue to be a significant recurring expense for the foreseeable future; because stock compensation is an important part of our employees' compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release includes forward looking statements, such as those related to our stock repurchase program and our growth opportunities. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from the statements made in this press release. Potential risks and uncertainties that could cause actual results to differ include, among others, risks and uncertainties related to competition, product introductions and enhancements, quarterly and seasonal fluctuations, macroeconomic and geopolitical conditions, our ability to forecast sales and trends in our business, reductions in our sales pipeline and pipeline conversion rates, changes to our sales cycles, changes in our product offering strategies, our international operations and the loss of key personnel. A discussion of these and other risks and uncertainties is included in our recent SEC filings, including our most recent report on Form 10-Q. Copies of these documents may be obtained from the SEC, by contacting our investor relations department or from our investor relations website at www.informatica.com/investor. All information provided in this press release is as of January 27, 2015, and Informatica assumes no obligation and does not intend to update or revise any forward-looking statements made in this press release as a result of new information or future events.
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Note: Informatica, Informatica Vibe, Informatica Platform, Informatica Cloud, Intelligent Data Platform, and Secure@Source are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenues:
Software	$150,224	$134,578	$457,364	$413,738
Service	153,520	141,460	590,590	534,433
Total revenues	303,744	276,038	1,047,954	948,171
Cost of revenues:
Software	4,122	2,485	13,048	9,838
Service	44,475	39,422	171,657	149,136
Amortization of acquired technology	2,757	5,337	13,141	22,307
Total cost of revenues	51,354	47,244	197,846	181,281
Gross profit	252,390	228,794	850,108	766,890
Operating expenses:
Research and development	50,048	42,517	193,866	165,875
Sales and marketing	113,166	106,588	397,024	374,315
General and administrative	22,077	16,814	82,684	77,641
Amortization of intangible assets	1,482	1,848	5,943	7,729
Acquisitions and other charges	177	—	1,103	2,467
Total operating expenses	186,950	167,767	680,620	628,027
Income from operations	65,440	61,027	169,488	138,863
Interest and other income (expense), net	(1,643)	394	805	1,859
Income before income taxes	63,797	61,421	170,293	140,722
Income tax provision	20,205	21,503	56,206	54,327
Net income	$43,592	$39,918	$114,087	$86,395
Net income per share:
Basic	$0.40	$0.37	$1.04	$0.80
Diluted	$0.40	$0.36	$1.03	$0.78
Shares used in per share calculation:
Basic	108,663	108,462	109,199	108,146
Diluted	109,988	111,457	110,960	111,394

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$368,531	$297,818
Short-term investments	353,130	379,616
Accounts receivable, net of allowances of $3,465 and $4,135, respectively	235,705	204,374
Deferred tax assets	46,867	32,898
Prepaid expenses and other current assets	25,447	34,541
Total current assets	1,029,680	949,247
Property and equipment, net	159,708	157,308
Goodwill and intangible assets, net	594,357	564,767
Long-term deferred tax assets	32,032	44,865
Other assets	13,809	6,834
Total assets	$1,829,586	$1,723,021
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other current liabilities	$160,749	$144,493
Income taxes payable	6,895	14,184
Deferred revenues	324,296	285,184
Total current liabilities	491,940	443,861
Long-term deferred revenues	14,679	12,938
Long-term income taxes payable	30,350	29,878
Other liabilities	3,666	594
Stockholders' equity	1,288,951	1,235,750
Total liabilities and stockholders' equity	$1,829,586	$1,723,021

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2014	2013
	(unaudited)
Operating activities:
Net income	$114,087	$86,395
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,107	14,978
Stock-based compensation	59,362	57,204
Deferred income taxes	(1,398)	(24,067)
Tax benefits from stock-based compensation	373	26,082
Excess tax benefits from stock-based compensation	(3,831)	(27,495)
Amortization of intangible assets and acquired technology	19,084	30,036
Loss on investment in equity interest	1,998	—
Other operating activities, net	—	(352)
Changes in operating assets and liabilities:
Accounts receivable	(30,721)	(32,009)
Prepaid expenses and other assets	(233)	418
Accounts payable and accrued liabilities	17,888	13,839
Income taxes payable	(1,292)	9,596
Deferred revenues	38,767	46,525
Net cash provided by operating activities	233,191	201,150
Investing activities:
Purchases of property and equipment	(21,045)	(26,508)
Purchases of investments	(260,933)	(367,834)
Investment in equity interest, net	(282)	(2,001)
Maturities and sales of investments	285,138	332,767
Business acquisitions, net of cash acquired	(58,614)	(7,464)
Purchases of developed technology and patent	(300)	(400)
Net cash used in investing activities	(56,036)	(71,440)
Financing activities:
Net proceeds from issuance of common stock	59,023	58,669
Repurchases and retirement of common stock	(141,247)	(92,068)
Withholding taxes related to restricted stock units net share settlement	(7,927)	(7,342)
Payment of contingent consideration	(3,061)	(4,170)
Payment of issuance costs on credit facility	(934)	—
Excess tax benefits from stock-based compensation	3,831	27,495
Purchase of acquiree stock	—	(6,365)
Net cash used in financing activities	(90,315)	(23,781)
Effect of foreign exchange rate changes on cash and cash equivalents	(16,127)	1,762
Net increase in cash and cash equivalents	70,713	107,691
Cash and cash equivalents at beginning of the year	297,818	190,127
Cash and cash equivalents at end of the year	$368,531	$297,818

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Total revenues	$303,744	$276,038	$1,047,954	$948,171

Operating income:

GAAP operating income	$65,440	$61,027	$169,488	$138,863

Percentage of GAAP operating income to total revenues	22%	22%	16%	15%

Plus:
Amortization of acquired technology - Cost of revenues	2,757	5,337	13,141	22,307
Amortization of intangible assets - Operating expenses	1,482	1,848	5,943	7,729
Building operating expense - Operating expenses (1)	—	—	—	4,409
Acquisitions and other charges - Operating expenses	177	—	1,103	2,467
Stock-based compensation - Cost of revenues and Operating expenses (2)	15,291	12,956	59,362	57,204
Non-GAAP operating income	$85,147	$81,168	$249,037	$232,979

Percentage of Non-GAAP operating income to total revenues	28%	29%	24%	25%

Net income:

GAAP net income	$43,592	$39,918	$114,087	$86,395

Plus:
Amortization of acquired technology - Cost of revenues	2,757	5,337	13,141	22,307
Amortization of intangible assets - Operating expenses	1,482	1,848	5,943	7,729
Building operating expense - Operating expenses (1)	—	—	—	4,409
Acquisitions and other charges - Operating expenses	177	—	1,103	2,467
Stock-based compensation - Cost of revenues and Operating expenses (2)	15,291	12,956	59,362	57,204
Loss on investment in equity interest	1,998	—	1,998	—
Income tax adjustments	(3,761)	(5,302)	(18,702)	(19,765)
Non-GAAP net income	$61,536	$54,757	$176,932	$160,746

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Diluted net income per share:

Diluted GAAP net income per share	$0.40	$0.36	$1.03	$0.78
Plus:
Amortization of acquired technology	0.03	0.05	0.12	0.20
Amortization of intangible assets	0.01	0.02	0.05	0.07
Building operating expense (1)	—	—	—	0.04
Acquisitions and other charges	—	—	0.01	0.02
Stock-based compensation (2)	0.14	0.11	0.53	0.51
Loss on investment in equity interest	0.02	—	0.02	—
Income tax adjustments	(0.04)	(0.05)	(0.17)	(0.18)
Diluted Non-GAAP net income per share	$0.56	$0.49	$1.59	$1.44

Shares used in computing diluted Non-GAAP net income per share	109,988	111,457	110,960	111,394
________________

(1)	Represents expense from operating current headquarters buildings purchased in February 2012 prior to occupancy in September 2013 by Informatica.
(2)	The allocation of the stock-based compensation is as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Cost of service revenues	$1,521	$1,479	$5,935	$5,525
Operating expenses:
Research and development	5,291	4,237	20,255	19,002
Sales and marketing	4,776	3,946	19,062	19,323
General and administrative	3,703	3,294	14,110	13,354
Total stock-based compensation	$15,291	$12,956	$59,362	$57,204